                                                                      Exhibit 4


                                ESCROW AGREEMENT
                                ----------------

     This AGREEMENT, made as of the 7th day of January, 2002, is entered into by and among Perficient, Inc. (the "Issuer"), the persons listed on Schedule 1 attached hereto (the "Purchasers"), and the Selling Agent whose name and address appears on the Information Sheet (as defined herein) attached to this Agreement and Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004 (the "Escrow Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, certain of the Purchasers (the "Investors") and the Issuer have executed a Convertible Preferred Stock Purchase Agreement dated as of December 21, 2001 (the "Purchase Agreement"), pursuant to which the Issuer proposes to sell a minimum of 1,500,000 shares of Series A Convertible Preferred Stock ("Preferred Stock"), par value $.001 per share of the Issuer and warrants to purchase a minimum of 750,000 shares of Common Stock of the Issuer ("Warrants") (the "Minimum Securities Amount") and a maximum of 2,200,000 shares of Preferred Stock and Warrants to purchase a maximum of 1,100,000 shares of Common Stock (such shares of Series A Preferred Stock being sometimes hereinafter referred to as the "Preferred Shares") to investors at the price of $1.00 per share (the "Minimum Dollar Amount") in a private offering (the "Offering") to accredited investors only (all of the subscribers in the Offering, including the Investors, are hereinafter referred to as "Purchasers");

     WHEREAS, pursuant to the Purchase Agreement and this Escrow Agreement, the Issuer has agreed to deliver to the Escrow Agent at each Closing certificates registered in the name of each Purchaser representing (i) that number of Preferred Shares being purchased by such Purchaser at the Closing, and (ii) that number of Warrants being purchased by such Purchaser at the Closing;

     WHEREAS, pursuant to the Purchase Agreement and this Escrow Agreement, each Investor has agreed to deliver to the Escrow Agent a check payable to the Escrow Agent for the benefit of Perficient, Inc. or a wire transfer to an account designated by the Escrow Agent for the benefit of the Issuer in the full amount of the purchase price for the Preferred Shares and Warrants being purchased by such Investor at the Closing;

     WHEREAS, the Issuer, the Investors and the Selling Agent propose to establish an escrow account (the "Escrow Account"), to which subscription monies which are received by the Escrow Agent from the Investors or the Selling Agent in connection with such private offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, the Escrow Agent has an agreement with Chase Manhattan Bank (the "Bank") to establish a special bank account (the "Bank Account") into which the subscription monies, which are received by the Escrow Agent from the Investors or the Selling Agent and credited to the Escrow Account, are to be deposited;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Definitions. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term in the Purchase Agreement.

     2.   Establishment of the Bank Account.
          ---------------------------------

     2.1 The Escrow Agent shall establish a non-interest-bearing bank account at the branch of the Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the "Bank Account"). The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks, cash or wire transfers) which are delivered by the Purchasers to the Escrow Agent in connection with their purchase of Preferred Shares, (b) the holding of amounts of subscription monies which are collected through the banking system, and (c) the disbursement of collected funds, all as described herein.

     2.2 The Offering Period, which shall be deemed to commence on the date of this Agreement (the "Effective Date"), shall terminate on April 30, 2002, or at such earlier date when the conditions set forth in Section 6.1 hereof are met.

     3. Delivery of Certificates. At each Closing, the Issuer will deliver to the Escrow Agent certificates registered in the name of each Purchaser representing (i) that number of Preferred Shares being purchased by such Purchaser at the Closing (the "Preferred Stock Certificates"), and (ii) that number of Warrants being purchased by such Purchaser at the Closing (the "Warrant Certificates," and together with the Preferred Stock Certificates, the "Certificates").

     4. Deposits to the Bank Account.
        ----------------------------

     4.1 At each Closing, each of the Investors and the Selling Agent shall promptly deliver to the Escrow Agent a check payable to "Continental Stock Transfer & Trust Company, Escrow Agent for Perficient, Inc," a wire transfer to an account designated by the Escrow Agent for the benefit of the Issuer or cash in the full amount of the purchase price for the Preferred Shares being purchased by the Purchasers at such Closing (the "Payments"). Upon the Escrow Agent's receipt of such Payments, they shall be credited to the Escrow Account. Any check payable other than to the Escrow Agent as required in this Section 4.1 shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Selling Agent (together with any Subscription Information, as defined below or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

     4.2 Promptly after receiving a Payment as described in Section 4.1, the Escrow Agent shall deposit the same into the Bank Account. Payments so deposited are hereinafter referred to as "Escrow Amounts." The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Investor or the Selling Agent shall inform the Escrow Agent in writing of the name and address of the prospective purchaser, the number of Preferred Shares and Warrants subscribed for by such purchaser, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

     4.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks which are not accompanied by the appropriate Subscription Information. Wire transfers and cash representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

     4.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check, cash or wire, except during the Escrow Agent's regular business hours.

     4.5 Escrow Amounts which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent are herein referred to as the "Fund."

     5. Voting Rights While in Escrow. If, after delivery of the Certificates by the Issuer to the Escrow Agent, and delivery of the Payments by the Investors or the Selling Agent to the extent allowable under the General Corporation Law of the State of Delaware, the Preferred Shares shall be deemed to be outstanding and to be entitled to vote upon any matter submitted to the shareholders of the Company, all voting rights associated with the Preferred Shares represented by the Certificates shall be exercisable by the individual Purchasers. If the conditions of Section 6.1 are not satisfied by 5:00 p.m. Eastern time on April 30, 2002, such voting rights associated with the Preferred Shares represented by the Certificates shall expire upon the return by the Escrow Agent of all Payments to the respective Purchasers.

     6. Disbursements from the Bank Account.
        -----------------------------------

     6.1 Upon receipt by the Escrow Agent of a certificate from the Company and from each of the Investors, representing to be all of the Investors whose Certificates are still held in Escrow (the Escrow Agent shall be entitled to rely upon such representation without investigation), that the following have occurred:

               (i) the approval at the Special Meeting of the issuance of the Series A Preferred Stock and the Common Stock proposed to be issued upon conversion of the Preferred Shares and exercise of the Warrants, and

               (ii) the closing by the Company of each of the mergers of its subsidiary with Primary Webworks, Inc. d/b/a Vertecon, Inc. and another subsidiary with Javelin Solutions, Inc. (the "Approval Date"), in accordance with the provisions, without amendment, of the Agreement and Plan of Merger by and among the Corporation and Primary Webworks, Inc. d/b/a Vertecon, Inc. et al., dated as of September 30, 2001, and the Agreement and Plan of Merger by and among the Corporation and Javelin Solutions, Inc. et al., dated as of October 26, 2001 (the "Acquisition Agreements"), as applicable, the Escrow Agent will deliver the Certificates to each Purchaser and the proceeds of the Payments to the Issuer. Notwithstanding this condition, any Purchaser may instruct the Escrow Agent to release the proceeds of its subscription to the Issuer at such sooner time as they may notify the Escrow Agent in writing, provided that WWC Capital Fund, L.P. shall have consented in writing to such release. If the conditions for release of the Preferred Shares and Warrants shall not have been satisfied by 5:00 p.m. Eastern time on April 30, 2002, or if the Company or any Investor certifies to the Escrow Agent that either of the Acquisition Agreements has been terminated, all payments still retained by the Escrow Agent will be returned promptly to the respective Purchasers and the Certificates will be returned promptly to the Issuer.

     6.2 If by 5:00 p.m. Eastern time on the date of this Agreement the Escrow Agent determines that the amount in the Fund is less than the Minimum Dollar Amount, as indicated by the Subscription Information submitted to the Escrow Agent, then the Escrow Agent shall promptly refund to each prospective purchaser the amount of Payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer, the Investors and the Selling Agent of its distribution of the Fund.

     6.3 Upon disbursement of the Fund and delivery of the Certificates pursuant to the terms of this Article 6, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

     7. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

     7.1 The Escrow Agent shall notify the Issuer, the Investors and the Selling Agent, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

     7.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Purchase Agreement or any other agreement between the Purchasers or the Selling Agent and the Issuer nor shall the Escrow Agent be responsible for the performance by the Purchasers or the Selling Agent or the Issuer of their respective obligations under this Agreement.

     7.3 The Escrow Agent shall not be required to accept from the Purchasers or the Selling Agent (or the Issuer) any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks, cash or wire transfers meeting the requirements of Section 4.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Purchasers or the Selling

Agent (or the Issuer) except as to the amount of such payments; however, the Escrow Agent shall notify the Selling Agent within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

     7.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the applicable Purchaser or the Selling Agent any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

     7.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

     7.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other Escrow Amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

     7.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

     7.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

     8. Amendment: Resignation. This Agreement may be altered or amended only with the written consent of the Investors, the Issuer, the Selling Agent and the Escrow Agent. The Escrow Agent may resign for any reason upon three (3) business days' written notice to the Issuer, the Investors and the Selling Agent. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Escrow Amounts or the Fund, but its only duty shall be to hold the Escrow Amounts until they clear the banking system and the Fund for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Investors, the Issuer, the Investors, the Selling Agent and such successor escrow agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer, the Investors, the Selling Agent and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction therefrom, and the resigning Escrow Agent shall promptly notify the Issuer, the Investors and the Selling Agent in writing of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 9 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Selling Agent for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 8.

     9. Representations and Warranties. The Issuer and the Selling Agent hereby jointly and severally represent and warrant to the Escrow Agent that:

     9.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Certificates, the Escrow Amounts or the Fund or any part thereof.

     9.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Certificates, the Escrow Amounts or the Fund or any part thereof.

     9.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Common Stock set forth in such Subscription Information.

     9.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

     10. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer and the Selling Agent jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

     11. Indemnification and Contribution.
         --------------------------------

     11.1 The Issuer and the Selling Agent (collectively referred to as the "Indemnitors") jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

     11.2 If the indemnification provided for in Section 11.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

     11.3 The provisions of this Article 11 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

     12. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

     13. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Purchasers, at their respective addresses set forth on Schedule 1, if to the Issuer or the Selling Agent, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

     14. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     15. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

     16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

                         [Signatures on following page.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                     CONTINENTAL STOCK TRANSFER & TRUST COMPANY


                                     By:  /s/   Frank A. DiPaolo
                                        ----------------------------------------
                                          Its:  Chief Financial Officer
                                                --------------------------------

                                     PERFICIENT, INC.


                                     By:  /s/  John T. McDonald
                                        ----------------------------------------
                                          Its:  Chief Executive Officer
                                                --------------------------------


                                     GILFORD SECURITIES INCORPORATED

                                     By:  /s/ Gilford Securities Incorporated
                                        ----------------------------------------
                                          Its:
                                              ----------------------------------


                                     THE PURCHASERS:

                                     WWC CAPITAL FUND, L.P.

                                     By: WWC CAPITAL MANAGEMENT, LLC

                                         By:  /s/ Michael J. Cromwell, III
                                              ----------------------------------
                                              Name: Michael J. Cromwell, III
                                              Title:  Member

                                     WATERSHED-PERFICIENT, LLC

                                     By:  /s/ David Lundeen
                                          --------------------------------------
                                          Name: David Lundeen
                                          Title: Member

                                          /s/  John T. MacDonald
                                     -------------------------------------------
                                     John T. MacDonald

                                          /s/ Samuel Fatigato
                                     -------------------------------------------
                                     Samuel Fatigato

                                   SCHEDULE 1

                               List of Purchasers

WWC Capital Fund, L.P.*
Watershed-Perficient, LLC*
John T. MacDonald*
Samuel Fatigato*





*Investor